Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	Gregory C. Thompson	Richard Vatinelle
	Executive Vice President and	Vice President and
	Chief Financial Officer	Treasurer
	GregThompson@KEMET.com	InvestorRelations@KEMET.com
	954-595-5081	954-766-2819

KEMET REPORTS FOURTH QUARTER REVENUE UP 11.9% -FULL YEAR REVENUE UP 15.2%

Fort Lauderdale, Florida (May 16, 2019) - KEMET Corporation (the “Company”) (NYSE: KEM), a leading global supplier of electronic components, today reported preliminary results for the fourth quarter and fiscal year ended March 31, 2019.
Fourth Quarter Highlights (compared to prior year fourth quarter)

•	Net sales of $355.8 million, up 11.9%

•	Gross margin of 35.5% versus 27.7%

•	Net income per diluted share on a GAAP basis of $1.58 versus $0.04

•	Adjusted net income per diluted share on a Non-GAAP basis of $1.05 versus $0.44

•	Net income of $93.4 million versus $2.3 million

•	Adjusted EBITDA of $78.9 million versus $48.5 million
Full Year Highlights (compared to prior fiscal year)

•	Net sales of $1.38 billion, up 15.2%

•	Gross margin of 33.2% versus 28.3%

•	Net income per diluted share on a GAAP basis of $3.50 versus $4.33

•	Adjusted net income per diluted share on a Non-GAAP basis of $3.54 versus $1.74

•	Net income of $206.6 million versus $254.1 million

•	Adjusted EBITDA of $289.5 million versus $191.7 million
“KEMET's revenue increased 15.2% compared to the prior year, driven by increases in all of our business segments,” stated William Lowe, the Company's Chief Executive Officer. “Over the past five years, our net income (loss) has improved from a net loss of $14.1 million in fiscal year 2015 to net income of $206.6 million in fiscal year 2019. In this same time period, our adjusted EBITDA increased from $91.7 million in fiscal year 2015 to $289.5 million in fiscal year 2019, representing an average annual growth rate of 37.0%. These improvements in our financial results are clear evidence that the structural changes we have made to our business during the past few years have been effective. In Ceramics, we have segmented the market with a focus on specialty multi-layer large case sizes and we are closely working with our customers to design in our products. The vertical integration of our Tantalum product line, increased focus on polymer technology, and the TOKIN acquisition have substantially contributed to our success. The acquisition of TOKIN has created operational synergies and further diversified our products and geographies. We have transformed KEMET to a growth company. As we look ahead, we see tremendous opportunity to build on our positive momentum, drive long-term growth, and enhance shareholder value,” continued Mr. Lowe.
Overview of Results
For the fiscal year ended March 31, 2019, net sales were $1.38 billion, up 15.2% compared to $1.20 billion for the fiscal year ended March 31, 2018. Net sales of $355.8 million for the quarter ended March 31, 2019 increased 11.9% compared to net sales of $318.1 million for the quarter ended March 31, 2018.

GAAP net income for the fiscal year ended March 31, 2019 was $206.6 million, or $3.50 per diluted share compared to net income of $254.1 million, or $4.33 per diluted share for the fiscal year ended March 31, 2018. GAAP net income for the quarter ended March 31, 2019 was $93.4 million, or $1.58 per diluted share compared to net income for the quarter ended March 31, 2018 of $2.3 million or $0.04 per diluted share.
GAAP net income for the fiscal year and quarter ended March 31, 2019 included a tax benefit of $50.1 million related to the partial release of valuation allowances in the U.S. and Japan. The one-time net income benefit of this release is a result of the significant improvements in our profitability over the last several years and the expectation of continued profitability in the future.
For the fiscal year ended March 31, 2019, non-GAAP Adjusted net income was $209.0 million, or $3.54 per diluted share compared to non-GAAP adjusted net income of $102.3 million, or $1.74 per diluted share for the fiscal year ended March 31, 2018. Non-GAAP Adjusted net income for the quarter ended March 31, 2019 was $62.1 million or $1.05 per diluted share, compared to a non-GAAP Adjusted net income of $26.2 million or $0.44 per diluted share for the quarter ended March 31, 2018.
Net income for the fiscal quarters and years ended March 31, 2019 and 2018 include various items affecting comparability as denoted in the GAAP to non-GAAP reconciliation tables included hereafter.

Solid Capacitors Reportable Segment
Revenue for our Tantalum product line was up 8.3% this past quarter from the same quarter last year. Our full year revenue also improved year over year as we successfully execute on our strategic Tantalum Polymer product development and growth initiatives. Polymer products continue to drive high design and interest across multiple industry segments and are expected to drive future growth. Ceramics revenue increased across all channels and regions due to favorable mix, increased volume, and favorable pricing. Demand for our larger case size ceramic capacitors continues to support our capacity expansion plans.

	Quarter Ended March 31,		Fiscal Year Ended March 31,
	2019	2018	2019	2018
Tantalum product line net sales	$137,208	$126,635	$563,255	$495,114
Ceramic product line net sales	110,653	76,170	372,583	276,126
Solid Capacitors net sales	$247,861	$202,805	$935,838	$771,240
Solid Capacitors operating income	$98,694	$64,056	$348,150	$234,473

Film and Electrolytic Reportable Segment
Film and Electrolytic revenue was slightly up year over year, although down for this past quarter compared to the same quarter last year. The pipeline remains strong for future periods. We continue to focus on cost reduction initiatives and manufacturing process improvements to increase our operating margins. Our recently announced closing of the Granna manufacturing facility in Sweden is continuing on schedule with expected gross margin improvements in the coming quarters.

	Quarter Ended March 31,		Fiscal Year Ended March 31,
	2019	2018	2019	2018
Net sales (1)	$50,486	55,028	$206,240	$201,977
Segment operating income (loss) (1)	(503)	(268)	8,183	3,622
_________________
(1) Fiscal year ending March 31, 2018 adjusted due to the adoption of ASC 606.

Electro-Magnetic, Sensors, and Actuators (“MSA”) Reportable Segment
Our full year revenues grew 6.1% over the previous year, although down slightly in this past quarter compared to the same quarter last year, driven by the consumer segment. We saw overall strength in actuator products going into the semiconductor equipment segment, as well as metal materials related to the medical segment. Demand for piezo products related to the consumer and commercial fish finder business was also solid.

	Quarter Ended March 31,		Fiscal Year Ended March 31,
	2019	2018	2019	2018
Net sales	$57,447	$60,258	$240,740	$226,964
Segment operating income (loss)	3,585	(2,361)	22,546	15,694

Outlook
We expect our first quarter revenue to be in the range of $338.0 million to $348.0 million, up approximately 3.2% to 6.2% from last year same quarter and that non-GAAP adjusted gross margin will continue to be strong in the range of 33.5% and 35.0%. We anticipate that non-GAAP Selling, General and Administrative (“SG&A”) expenses will hold steady between $44.0 million and $46.0 million, and Research and Development expenses will be approximately in the range of $12.0 million to $13.0 million. We also expect that our global effective tax rate will be around 25.0% to 28.0% for the first quarter. This more normalized rate following last quarter’s valuation allowances release is due to our improved profitability resulting in the realization for financial statement purposes of our income tax net operating losses. For fiscal year 2020, we expect cash taxes to be in the range of $15.0 million to $20.0 million.

Presentation of Non-GAAP Financial Measures
The Company has presented certain historical financial measures that have not been prepared in accordance with GAAP, including adjusted net income, adjusted net income per basic and diluted share, adjusted EBITDA, adjusted gross margin, and adjusted SG&A expenses. Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure are included in the financial schedules accompanying this news release.
The Company also has presented certain non-GAAP financial measures as projected for the first quarter of fiscal year 2020, including adjusted gross margin and adjusted SG&A expenses. A reconciliation of GAAP to non-GAAP gross margin and GAAP to non-GAAP SG&A expenses are not provided. The Company does not forecast GAAP gross margin and GAAP SG&A expenses as it cannot, without unreasonable effort, estimate or predict with certainty various components of each. These components include stock-based compensation expenses for GAAP gross margin and stock-based compensation expenses and ERP integration costs/IT transition costs for GAAP SG&A expenses. Further, in the future, other items with similar characteristics to those currently included in adjusted gross margin and adjusted SG&A expenses, that have a similar impact on the comparability of periods, and which are not known at this time, may exist and impact adjusted gross margin and adjusted SG&A expenses.

About KEMET
The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company. KEMET offers our customers the broadest selection of capacitor technologies in the industry, along with an expanding range of sensors, actuators, and electromagnetic compatibility solutions. KEMET operates manufacturing facilities and sales and distribution centers around the world. Additional information about KEMET can be found at http://www.kemet.com.
Cautionary Statement on Forward-Looking Statements
Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company's financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets, in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "believes," "estimates" or other similar expressions and future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate and could cause a write down of long-lived assets or goodwill; (ii) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased raw materials; (iii) changes in the competitive environment; (iv) uncertainty of the timing of customer product qualifications in heavily regulated industries; (v) economic, political, or regulatory changes in the countries in which we operate; (vi) difficulties, delays, or unexpected costs in completing the Company’s restructuring plans; (vii) acquisitions and other strategic transactions expose us to a variety of risks, including the ability to successfully integrate and maintain adequate internal controls over financial reporting in compliance with applicable regulations; (viii) our acquisition of TOKIN Corporation may not achieve all of the anticipated results; (ix) our business could be negatively impacted by increased regulatory scrutiny and litigation; (x) difficulties associated with retaining, attracting, and training effective employees and management; (xi) the need to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters, data protection, cyber security and privacy; (xiv) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xv) changes impacting international trade and corporate tax provisions related to the global manufacturing and sales of our products may have an adverse effect on our financial condition and results of operations; (xvi) volatility of financial and credit markets affecting our access to capital; (xvii) default or failure of one or more of our counterparty financial institutions could cause us to incur significant losses; (xviii) the need to reduce the total costs of our products to remain competitive; (xix) potential limitation on the use of net operating losses to offset possible future taxable income; (xx) restrictions in our debt agreements that could limit our flexibility in operating our business; (xxi) service interruption, misappropriation of data, or breaches of security as it relates to our information systems could cause a disruption in our operations, financial losses, and damage to our reputation; (xxii) economic and demographic experience for pension and other post-retirement benefit plans could be less favorable than our assumptions; (xxiii) fluctuation in distributor sales could adversely affect our results of operations; (xxiv) earthquakes and other natural disasters could disrupt our operations and have a material adverse effect on our financial condition and results of operations; and (xxv) volatility in our stock price.

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Quarter Ended March 31,		Fiscal Year Ended March 31,
	2019	2018	2019	2018
Net sales (1)	$355,794	$318,091	$1,382,818	$1,200,181
Operating costs and expenses:
Cost of sales (1)	229,388	229,963	924,276	860,744
Selling, general and administrative expenses	53,571	47,821	202,642	173,620
Research and development (1)	11,572	10,424	44,612	39,114
Restructuring charges	7,157	8,307	8,779	14,843
(Gain) loss on write down and disposal of long-lived assets	49	(70)	1,660	(992)
Total operating costs and expenses (1)	301,737	296,445	1,181,969	1,087,329
Operating income (1)	54,057	21,646	200,849	112,852
Non-operating (income) expense:
Interest income	(710)	(396)	(2,035)	(809)
Interest expense	2,436	7,150	21,239	32,882
Acquisition (gain) loss	—	6,303	—	(130,880)
Other (income) expense, net	4,568	3,531	11,214	24,592
Income before income taxes and equity income (loss) from equity method investments	47,763	5,058	170,431	187,067
Income tax expense (benefit) (1)	(48,660)	3,091	(39,460)	9,132
Income before equity income (loss) from equity method investments (1)	96,423	1,967	209,891	177,935
Equity income (loss) from equity method investments	(3,003)	313	(3,304)	76,192
Net income (1)	$93,420	$2,280	$206,587	$254,127

Net income per basic share	$1.60	$0.04	$3.57	$4.81

Net income per diluted share	$1.58	$0.04	$3.50	$4.33

Dividends declared per share	$0.05	$—	$0.10	$—

Weighted-average shares outstanding:
Basic	58,233	57,025	57,840	52,798
Diluted	58,975	59,063	59,082	58,640
_________________
(1) Quarter and fiscal year ended March 31, 2018 adjusted due to the adoption of ASC 606, Revenue from Contracts with Customers ("ASC 606").

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	March 31, 2019	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$207,918	$286,846
Accounts receivable, net (1)	154,059	146,561
Inventories, net	241,129	204,386
Prepaid expenses and other current assets	38,947	41,160
Total current assets (1)	642,053	678,953
Property, plant and equipment, net	495,280	405,316
Goodwill	40,294	40,294
Intangible assets, net	53,749	59,907
Equity method investments	12,925	12,016
Deferred income taxes	57,024	13,837
Other assets (1)	16,770	12,600
Total assets (1)	$1,318,095	$1,222,923
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$28,430	$20,540
Accounts payable	153,287	139,989
Accrued expenses (1)	93,761	125,119
Income taxes payable	2,995	2,010
Total current liabilities (1)	278,473	287,658
Long-term debt	266,041	304,083
Other non-current obligations (1)	125,360	152,249
Deferred income taxes (1)	8,806	15,058
Total liabilities (1)	678,680	759,048
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 shares, issued 57,822 and 56,641 shares at March 31, 2019 and 2018, respectively	578	566
Additional paid-in capital	465,366	462,737
Retained earnings (1)	204,195	3,370
Accumulated other comprehensive income (loss) (1)	(30,724)	(2,798)
Total stockholders’ equity (1)	639,415	463,875
Total liabilities and stockholders’ equity (1)	$1,318,095	$1,222,923
_________________
(1) Fiscal year ended March 31, 2018 adjusted due to the adoption of ASC 606.

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Fiscal Years Ended March 31,
	2019	2018
Operating activities
Net income (1)	$206,587	$254,127
Adjustments to reconcile net income to net cash provided by (used in) operating activities, net of effect of acquisitions:
Depreciation and amortization	52,628	50,661
Equity (income) loss from equity method investments	3,304	(76,192)
Acquisition (gain) loss	—	(130,880)
Non-cash debt and financing costs	1,872	2,467
Loss on early extinguishment of debt	15,946	486
Stock-based compensation expense	12,866	7,657
Pension and other post-retirement benefits	4,938	4,717
Change in deferred income taxes (1)	(49,757)	564
Net (gain) loss on write down and disposal of long-lived assets	1,660	(992)
Rent receivable	—	2,645
Other, net	(285)	(680)
Changes in assets and liabilities, net of the effect of acquisitions:
Accounts receivable	(8,910)	30,217
Inventories	(42,806)	(13,827)
Prepaid expenses and other assets	(4,381)	4,330
Accounts payable	7,650	(16,053)
Accrued income taxes	1,046	1,317
Other operating liabilities	(70,627)	197
Net cash provided by (used in) operating activities	131,731	120,761
Investing activities:
Capital expenditures	(146,056)	(65,004)
Contributions to equity method investments	(4,000)	(3,000)
Proceeds from dividend	776	2,745
Acquisitions, net of cash received	—	163,985
Proceeds from sale of assets	2,268	3,638
Net cash provided by (used in) investing activities	(147,012)	102,364

Consolidated Statements of Cash Flows (Unaudited) (Continued)

	Fiscal Years Ended March 31,
	2019	2018
Financing activities:
Payments of revolving line of credit	—	(33,881)
Proceeds from issuance of debt	298,336	334,978
Early extinguishment of debt costs	(3,234)	—
Payment of long-term debt	(344,461)	(365,938)
Debt issuance costs	(2,021)	(5,002)
Proceeds from exercise of stock options	485	5,207
Proceeds from exercise of stock warrants	—	8,838
Payment of dividends	(5,762)	—
Net cash provided by (used in) financing activities	(56,657)	(55,798)
Net increase (decrease) in cash and cash equivalents	(71,938)	167,327
Effect of foreign currency fluctuations on cash	(6,990)	9,745
Cash, cash equivalents, and restricted cash at beginning of fiscal year	286,846	109,774
Cash, cash equivalents, and restricted cash at end of fiscal year	207,918	286,846
Less: Restricted cash at end of year	—	—
Cash and cash equivalents at end of year	$207,918	$286,846

Non GAAP Financial Measures
The Company utilizes certain non-GAAP financial measures, including "Adjusted gross margin", "Adjusted operating income", “Adjusted net income”, “Adjusted net income per basic and diluted share,” “Adjusted EBITDA,” and “Adjusted SG&A expenses."  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management as further described below.
Adjusted Gross Margin
Adjusted gross margin represents net sales less cost of sales excluding adjustments which are outlined in the quantitative reconciliation provided below.  Management uses Adjusted gross margin to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided below which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations.
The Company believes that Adjusted gross margin is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company.  Adjusted gross margin should not be considered as an alternative to gross margin or any other performance measure derived in accordance with GAAP.
The following table provides a reconciliation from GAAP gross margin to non-GAAP Adjusted gross margin (amounts in thousands, except percentages):

	Quarters Ended			Fiscal Years Ended
	March 31, 2019	December 31, 2018	March 31, 2018	March 31, 2019	March 31, 2018
	(Unaudited)
Net sales (1)	$355,794	$350,175	$318,091	$1,382,818	$1,200,181
Cost of sales (1)	229,388	226,425	229,963	924,276	860,744
Gross Margin (GAAP) (1)	126,406	123,750	88,128	458,542	339,437
Gross margin as a % of net sales	35.5%	35.3%	27.7%	33.2%	28.3%
Non-GAAP adjustments:
Plant start-up costs (2)	(3,346)	305	929	(927)	929
Stock-based compensation expense	815	666	465	2,756	1,519
Adjusted gross margin (non-GAAP) (1)	$123,875	$124,721	$89,522	$460,371	$341,885
Adjusted gross margin as a % of net sales	34.8%	35.6%	28.1%	33.3%	28.5%
_________________
(1) Quarter and fiscal year ended March 31, 2018 adjusted due to the adoption of ASC 606.
(2) $0.9 million in costs incurred during fiscal year 2018 related to the relocation of the Company's tantalum powder facility equipment from Carson City, Nevada to its existing Matamoros, Mexico plant were reclassified from “Plant start-up costs” to “Restructuring charges” during the quarter ended March 31, 2019. Additionally, $2.4 million in costs incurred during the first three quarters of fiscal year 2019 were reclassified from “Plant start-up costs” to “Restructuring charges” during the fourth quarter of fiscal year 2019.

Adjusted SG&A Expenses
Adjusted SG&A expenses represents SG&A expenses excluding adjustments which are outlined in the quantitative reconciliation provided below. Management uses Adjusted SG&A expenses to facilitate our analysis and understanding of our business operations by excluding these item which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that Adjusted SG&A expenses is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company. Adjusted SG&A expenses should not be considered as an alternative to SG&A expenses or any other performance measure derived in accordance with GAAP.

	Quarters Ended			Fiscal Years Ended
	March 31, 2019	December 31, 2018	March 31, 2018	March 31, 2019	March 31, 2018
	(Unaudited)
SG&A expenses (GAAP)	$53,571	$48,271	$47,821	$202,642	$173,620
Non-GAAP adjustments:
ERP integration costs/IT transition costs	3,117	2,453	80	8,813	80
Stock-based compensation expense	1,935	767	2,251	9,751	5,890
Legal expenses/fines related to antitrust class actions	901	1,268	1,738	5,195	6,736
Adjusted SG&A expenses (non-GAAP)	$47,618	$43,783	$43,752	$178,883	$160,914
Adjusted Operating Income
Adjusted operating income represents operating income (loss), excluding adjustments which are outlined in the quantitative reconciliation provided below. Management uses Adjusted operating income (loss) to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided below which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that Adjusted operating income is useful to investors because it provides a supplemental way to understand our underlying operating performance and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations. Adjusted operating income should not be considered as an alternative to operating income or any other performance measure derived in accordance with GAAP.
Adjusted operating income is calculated as follows (amounts in thousands):

	Quarters Ended			Fiscal Year Ended
	March 31, 2019	December 31, 2018	March 31, 2018	March 31, 2019	March 31, 2018
	(Unaudited)
Operating income (GAAP) (1)	$54,057	$61,616	$21,646	$200,849	$112,852
Non-GAAP adjustments:
(Gain) loss on write down and disposal of long-lived assets	49	788	(70)	1,660	(992)
ERP integration costs/IT transition costs	3,117	2,453	80	8,813	80
Stock-based compensation expense	2,855	1,534	2,820	12,866	7,657
Restructuring charges (2)	7,157	1,718	8,307	8,779	14,843
Legal expenses/fines related to antitrust class actions	901	1,268	1,738	5,195	6,736
Plant start-up costs (2)	(3,346)	305	929	(927)	929
Adjusted operating income (non-GAAP) (1)	$64,790	$69,682	$35,450	$237,235	$142,105
_________________
(1) Quarter and fiscal year ended March 31, 2018 adjusted due to the adoption of ASC 606.
(2) $0.9 million in costs incurred during fiscal year 2018 related to the relocation of the Company's tantalum powder facility equipment from Carson City, Nevada to its existing Matamoros, Mexico plant were reclassified from “Plant start-up costs” to “Restructuring charges” during the quarter ended March 31, 2019. Additionally, $2.4 million in costs incurred during the first three quarters of fiscal year 2019 were reclassified from “Plant start-up costs” to “Restructuring charges” during the fourth quarter of fiscal year 2019.

Adjusted Net Income and Adjusted Net Income Per Basic and Diluted Share
“Adjusted net income” and “Adjusted net income per basic and diluted share” represent net income and net income per basic and diluted share excluding adjustments which are outlined in the quantitative reconciliation provided below. The Company believes that these non-GAAP financial measures are useful to investors because they provide a supplemental way to possibly better understand the underlying operating performance of the Company and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations. Management uses these non-GAAP financial measures to evaluate operating performance by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. Non-GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following table provides reconciliation from GAAP net income to non-GAAP adjusted net income:

	Quarters Ended			Fiscal Year Ended
	March 31, 2019	December 31, 2018	March 31, 2018	March 31, 2019	March 31, 2018
	(Unaudited, Amounts in thousands, except per share data)
GAAP
Net sales (1)	$355,794	$350,175	$318,091	$1,382,818	$1,200,181
Net income (1)	$93,420	$40,806	$2,280	$206,587	$254,127

Net income per basic share	$1.60	$0.70	$0.04	$3.57	$4.81
Net income per diluted share	$1.58	$0.69	$0.04	$3.50	$4.33

Non-GAAP
Net income (GAAP)	93,420	40,806	2,280	206,587	254,127
Non-GAAP adjustments:
Equity (income) loss from equity method investments	3,003	296	(313)	3,304	(76,192)
Acquisition (gain) loss	—	—	6,303	—	(130,880)
Restructuring charges (2)	7,157	1,718	8,307	8,779	14,843
R&D grant reimbursements and grant income	(2)	(470)	—	(4,559)	—
ERP integration costs/IT transition costs	3,117	2,453	80	8,813	80
Stock-based compensation	2,855	1,534	2,820	12,866	7,657
Legal expenses/fines related to antitrust class actions	3,039	1,549	1,095	11,896	16,636
Net foreign exchange (gain) loss	2,316	(2,218)	3,972	(7,230)	13,145
Plant start-up costs (2)	(3,346)	305	929	(927)	929
Amortization included in interest expense	787	450	647	1,872	2,467
(Gain) loss on write down and disposals of long-lived assets	49	788	(70)	1,660	(992)
Income tax effect of non-GAAP adjustments (3)	(50,208)	(91)	156	(50,012)	(30)
(Gain) loss on early extinguishment of debt	(42)	15,988	—	15,946	486
Adjusted net income (non-GAAP)	$62,145	$63,108	$26,206	$208,995	$102,276
Adjusted net income per basic share (non-GAAP)	$1.07	$1.09	$0.46	$3.61	$1.94
Adjusted net income per diluted share (non-GAAP) (4)	$1.05	$1.07	$0.44	$3.54	$1.74
Weighted average shares outstanding:
Basic	58,233	58,010	57,025	57,840	52,798
Diluted	58,975	59,111	59,063	59,082	58,640
_________________
(1) Quarter and fiscal year ended March 31, 2018 adjusted due to the adoption of ASC 606.
(2) $0.9 million in costs incurred during fiscal year 2018 related to the relocation of the Company's tantalum powder facility equipment from Carson City, Nevada to its existing Matamoros, Mexico plant were reclassified from “Plant start-up costs” to “Restructuring charges” during the quarter ended March 31, 2019. Additionally, $2.4 million in costs incurred during the first three quarters of fiscal year 2019 were reclassified from “Plant start-up costs” to “Restructuring charges” during the fourth quarter of fiscal year 2019.
(3) The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.
(4) Fiscal year ended March 31, 2018 adjusted due to the adoption of ASC 606.

Adjusted EBITDA
Adjusted EBITDA represents net income before net interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to exclude certain items which are outlined in the quantitative reconciliation provided herein.  Management uses Adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business. We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other adjustments to arrive at Adjusted EBITDA are excluded in order to better reflect our continuing operations.
In evaluating adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our Adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.  Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect any income tax expense or benefit, including any changes to income taxes resulting from The Tax Cuts and Jobs Act enacted on December 22, 2017;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA as supplementary information.

The following table provides a reconciliation from GAAP net income to Adjusted EBITDA (amounts in thousands):

	Fiscal Year 2019
	Q1	Q2	Q3	Q4	Total
	(Unaudited)
Net income (GAAP)	$35,220	$37,141	$40,806	$93,420	$206,587

Non-GAAP adjustments:
Income tax expense (benefit)	4,600	2,000	2,600	(48,660)	(39,460)
Interest expense, net	6,658	6,912	3,908	1,726	19,204
Depreciation and amortization	13,097	12,545	12,763	14,223	52,628
EBITDA (non-GAAP)	59,575	58,598	60,077	60,709	238,959
Excluding the following items:
Equity (income) loss from equity method investments	69	(64)	296	3,003	3,304
(Gain) loss on write down and disposals of long-lived assets	511	312	788	49	1,660
ERP integration costs/IT transition costs	1,650	1,593	2,453	3,117	8,813
Stock-based compensation	4,060	4,417	1,534	2,855	12,866
Restructuring charges	(96)	—	1,718	7,157	8,779
R&D grant reimbursements and grant income	(4,087)	—	(470)	(2)	(4,559)
Legal expenses/fines related to antitrust class actions	1,248	6,060	1,549	3,039	11,896
Net foreign exchange (gain) loss	(7,521)	193	(2,218)	2,316	(7,230)
Plant start-up costs	753	1,361	305	(3,346)	(927)
(Gain) loss on early extinguishment of debt	—	—	15,988	(42)	15,946
Adjusted EBITDA (non-GAAP)	$56,162	$72,470	$82,020	$78,855	$289,507

	Fiscal Year 2018
	Q1	Q2	Q3	Q4	Total
	(Unaudited)
Net income (GAAP) (2)	$220,439	$12,819	$18,589	$2,280	$254,127

Non-GAAP-adjustments:
Income tax expense (2)	1,140	2,864	2,037	3,091	9,132
Interest expense, net	10,894	7,270	7,155	6,754	32,073
Depreciation and amortization (2)	12,459	13,554	11,353	13,295	50,661
EBITDA (non-GAAP) (2)	244,932	36,507	39,134	25,420	345,993
Excluding the following items:
Equity (income) loss from equity method investments	(75,417)	(224)	(238)	(313)	(76,192)
(Gain) loss on write down and disposals of long-lived assets	19	(39)	(902)	(70)	(992)
Acquisition (gain) loss	(135,588)	(1,285)	(310)	6,303	(130,880)
ERP integration costs/IT transition costs	—	—	—	80	80
Stock-based compensation	1,101	1,530	2,206	2,820	7,657
Restructuring charges	1,613	1,393	3,530	8,307	14,843
Legal expenses/fines related to antitrust class actions	1,141	10,327	4,073	1,095	16,636
Net foreign exchange (gain) loss	5,043	1,891	2,239	3,972	13,145
Plant start-up costs	—	—	—	929	929
(Gain) loss on early extinguishment of debt	486	—	—	—	486
Adjusted EBITDA (non-GAAP) (2)	$43,330	$50,100	$49,732	$48,543	$191,705
_________________
(1) $0.9 million in costs incurred during fiscal year 2018 related to the relocation of the Company's tantalum powder facility equipment from Carson City, Nevada to its existing Matamoros, Mexico plant were reclassified from “Plant start-up costs” to “Restructuring charges” during the quarter ended March 31, 2019. Additionally, $2.4 million in costs incurred during the first three quarters of fiscal year 2019 were reclassified from “Plant start-up costs” to “Restructuring Charges” during the fourth quarter of fiscal year 2019.
(2) Quarter and fiscal year ended March 31, 2018 adjusted due to the adoption of ASC 606.

	Fiscal Year
	2017	2016	2015
	(Unaudited)
Net income (loss) (GAAP)	$47,157	$(53,629)	$(14,143)

Non-GAAP adjustments:
Income tax expense	4,294	6,006	5,227
Interest expense, net	39,731	39,591	40,686
Depreciation and amortization	38,151	39,016	40,768
EBITDA (non-GAAP)	129,333	30,984	72,538
Excluding the following items:
Change in value of TOKIN options	(10,700)	26,300	(2,100)
Equity (income) loss from equity method investments	(41,643)	16,406	2,169
(Gain) loss on write down and disposals of long-lived assets	10,671	375	(221)
ERP integration costs/IT transition costs	7,045	5,677	3,248
Stock-based compensation	4,720	4,774	4,512
Restructuring charges	5,404	4,178	13,017
Legal expenses/fines related to antitrust class actions	2,640	3,041	844
Net foreign exchange (gain) loss	(3,758)	(3,036)	(4,249)
TOKIN investment-related expenses	1,101	900	1,778
Plant start-up costs	427	861	4,556
Plant shut-down costs	—	372	889
Pension plan adjustment	—	312	—
(Income) loss from discontinued operations	—	—	(5,379)
(Gain) loss on early extinguishment of debt	—	—	(1,003)
Professional fees related to financing activities	—	—	1,142
Adjusted EBITDA (non-GAAP)	$105,240	$91,144	$91,741